Exhibit 5.1

                            Sonnenschein Nath & Rosenthal
                                   4520 Main Street
                             Kansas City, Missouri 64111


                                  December 21, 1998


          DST Systems, Inc.
          333 West 11th Street, 5th Floor
          Kansas City, Missouri 64105-1594

               Re: Registration Statement on Form S-8 in connection with the registration of the offer and sale of DST Common Stock to the 401(k) Retirement Plan of USCS International, Inc.

          Ladies and Gentlemen:

               In connection with the preparation of the above-referenced Registration Statement (the "Registration Statement"), which is being filed on or about the date of this letter, on behalf of DST Systems, Inc., a Delaware corporation (the "Corporation"), you have asked us to provide you this opinion letter in accordance with subsection (b)(5) of Item 601 of Regulation S-K promulgated by the United States Securities and Exchange Commission. The Registration Statement relates to the offer and sale of up to 15,000 shares (the "Shares") of the Corporation's Common Stock, par value $0.01 per share ("DST Common Stock").

               Pursuant to an Agreement and Plan of Merger dated as of September 2, 1998 (the "Merger Agreement"), among the Corporation, DST Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of DST (the "Acquisition Sub"), and USCS International, Inc., a Delaware corporation ("USCS"), Acquisition Sub will be merged with and into USCS, and USCS will become a wholly-owned subsidiary of the Corporation (the "Merger"). In connection with the Merger, USCS will continue as sponsor of its 401(k) Retirement Plan (the "Plan"), though all shares of USCS common stock in the Plan will be converted into DST Common Stock at the conversion ratio set forth in the Merger Agreement. In addition, the Plan may purchase up to 15,000 shares of DST Common Stock directly from the Corporation.

               Based upon and subject to our examination described herein and the assumptions, exceptions, qualifications, and limitations set forth herein, we are of the opinion that the issuance of the Shares that will be originally issued to the Plan has been duly authorized and the Shares will, when issued pursuant to and in accordance with the Plan, be validly issued, fully paid, and non-assessable.

               In connection with this opinion, we have examined and relied upon, without further investigation, the following in connection with rendering the opinions expressed herein: (a) the Plan, including all amendments thereto; (b) the Corporation's Certificate of Incorporation, as restated, certified by the Secretary of State of Delaware as of December 16, 1998 and the Corporation's Bylaws; (c) the Registration Statement, and (d) such other documents, certificates, records, and oral statements of public officials and the officers of the Corporation as we deemed necessary for the purpose of rendering the opinions expressed herein.

               In our examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies or by facsimile or electronic mail, and the authenticity of the originals from which such copies, facsimiles, or electronic transmissions were made. In our examination of documents executed by persons, legal or natural, other than the Corporation, we have assumed that such persons had the power, corporate or otherwise, to enter into and perform all obligations thereunder and that such documents are valid and binding.

               This opinion letter is limited to the specific legal issues that it expressly addresses, and accordingly, we express no opinion as to the law of any other jurisdiction other than the General Corporation Law of the State of Delaware, as amended. We are not admitted to the Delaware Bar. In expressing our opinions set forth herein, we have reviewed and relied upon, without further investigation, such laws as published in generally available sources.

               We  consent to  the  filing  of this  opinion  letter, or  a reproduction thereof, as an exhibit to the Registration Statement. In giving such consent, however, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations promulgated by the Securities and Exchange Commission thereunder.

               This opinion letter is as of the date set forth above, and we have no continuing obligation hereunder to inform you of changes in the applicable law or the facts after such date or facts of which we have become aware after the date hereof, even though such changes could affect our opinions expressed herein.

                                        Very truly yours,

                                        SONNENSCHEIN NATH & ROSENTHAL



                                        By: /s/ John F. Marvin